Consent of Independent Registered Public Accounting Firm

     We have issued our report dated October 13, 2006 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 236 as of August 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                        Grant Thornton LLP


New York, New York
December 21, 2006